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                                                                    Exhibit 23.7

                        Consent of Independent Auditors


We consent to the incorporation by reference in Amendment No. 3 to the Registration Statement on Form S-4 of Castlewood Holdings Limited for the registration of 6,275,654 of its ordinary shares of its common stock, of our reports dated February 14, 2004, with respect to the consolidated financial statements of Green Tree Investment Holdings II, LLC and Green Tree Investment Holdings III, LLC, included in the Annual Report (Form 10-K/A) of The Enstar Group, Inc. for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

                                        /s/ Ernst & Young LLP


Minneapolis, Minnesota

November 28, 2006